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                                                                  EXHIBIT (i)(1)

                            [LETTERHEAD OF DECHERT]


April __, 2001
Pilgrim Variable Insurance Trust
7337 East Doubletree Ranch Road
Scottsdale, Arizona  85258-2034

Re:      Pilgrim Variable Insurance Trust
(File Nos. 333-83071 and 811-09477)

Dear Sirs:

We hereby consent to all references to our firm in Post-Effective Amendment No. 2 to the Registration Statement of Pilgrim Variable Insurance Trust. In giving such consent, however, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, and the rules and regulations thereunder.

Very truly yours,

Dechert